                                                                                                Grantee:  Franklin G. Sisson, Jr.

                                                                                                Grant Date:  April 10, 2013

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

            THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), made as of this 10th day of April, 2013 (the “Grant Date”) by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and Franklin G. Sisson, Jr. (the “Grantee”), evidences the grant by the Company of an award of restricted stock (the “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Clear Channel Outdoor Holdings, Inc. 2012 Stock Incentive Plan, as it may be amended from time to time (the “Plan”).  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.  The Company and the Grantee agree as follows:

1.                  Basis for Award. This Award is made under the Plan pursuant to Section 8 thereof for service rendered or to be rendered to the Company by the Grantee, subject to all of the terms and conditions of this Agreement, including, without limitation, Sections 3, 4 and 5 hereof.

2.                  Grant of Award.

(a)                Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee the Award, giving the Grantee 26,560 restricted shares of Class A Common Stock of the Company (the “Restricted Stock”) which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

(b)               Shares of Restricted Stock shall be evidenced by book-entry registration with the Company’s transfer agent or designated third-party administrator, subject to such stop-transfer orders and other terms deemed appropriate by the Compensation Committee of the Company’s Board of Directors (the “Committee”) to reflect the restrictions applicable to such Restricted Stock.  Notwithstanding the foregoing, if any certificate is issued in respect of shares of Restricted Stock at the sole discretion of the Committee, such certificate shall be registered in the name of Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock, substantially in the following form:

Exhibit 10.2

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF APRIL 10, 2013, ENTERED INTO BETWEEN THE REGISTERED OWNER AND CLEAR CHANNEL OUTDOOR HOLDINGS, INC.”

If a certificate is issued with respect to the Restricted Stock, the Committee may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Grantee deliver a stock power, endorsed in blank, relating to the shares of Restricted Stock.  At the expiration of the restrictions, the Company shall instruct the transfer agent to release the shares from the restrictions applicable to the Restricted Stock, subject to the terms of the Plan and applicable law or, in the event that a certificate has been issued, redeliver to the Grantee (or his legal representative, beneficiary or heir) share certificates for the shares deposited with it without any legend except as otherwise provided by the Plan, this Agreement or applicable law.  If the Award is forfeited in whole or in part, the Grantee will assign, transfer, and deliver any evidence of the shares of Restricted Stock to the Company and cooperate with the Company to reflect such forfeiture.

(c)                The Grantee shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the Restricted Stock to which they relate, and, to the extent declared prior to vesting, shall be paid at the same time that such Restricted Stock vests pursuant to Section 3 hereof.  In the event that such Restricted Stock is forfeited, any dividends or distributions previously declared with respect to such Restricted Stock shall also be immediately forfeited.  If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were declared.  Notwithstanding the foregoing, in the event that a dividend or other distribution is paid in respect of any unvested Restricted Stock with respect to which the Grantee has completed an election under Section 83(b) of the Code, the Company shall pay to the Grantee in cash a portion of such dividend or distribution in an amount equal to the amount that is payable by the Grantee in federal, state or local taxes on account of such dividend or distribution prior to the time that the Restricted Stock to which they relate vests, in such amount as determined by the Company in its sole discretion; provided, however, that for the avoidance of doubt, any portion so paid shall reduce the amount later owed to the Grantee in the event that such distribution or dividend later becomes vested and payable.

Exhibit 10.2

(d)               In addition to the forfeiture restrictions set forth herein, prior to vesting as provided in Sections 3, 4 and 5 of this Agreement, the shares of Restricted Stock may not be sold, assigned, transferred, hypothecated, pledged or otherwise alienated (collectively a “Transfer”) by the Grantee and any such Transfer or attempted Transfer, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, shall be void and of no effect.

(e)                The Restricted Stock granted hereunder shall initially be unvested.  Subject to Section 2(c) hereof, the Grantee shall not have the rights of a stockholder in respect of the shares of Restricted Stock until such shares become vested and no longer subject to the restriction in this Section 2, in each case in accordance with Sections 3, 4 or 5.  The shares of Restricted Stock that vest and become unrestricted pursuant to Sections 3, 4 or 5 are referred to herein as “Vested Shares”.  The shares of Restricted Stock that continue to be subject to this Section 2 and have not become vested pursuant to Sections 3, 4 or 5 are referred to herein as “Unvested Shares”.

3.                  Vesting.  Except as otherwise provided in this Agreement, the restrictions described in Section 2 of this Agreement will lapse, and such shares shall become Vested Shares with respect to 50% of the shares of Restricted Stock on each of the third and fourth anniversary of the Grant Date (each a “Vesting Date”); provided, that, the Grantee is continuously employed by or providing services to the Company through each such Vesting Date.  There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, subject to the Grantee’s continued service with the Company through each applicable Vesting Date.  In the event of the Grantee’s termination of employment or service for any reason, then, except as otherwise provided in this Agreement, all Unvested Shares shall be immediately forfeited and the Grantee shall have to further rights to the Unvested Shares hereunder.

4.                  Termination of Employment.

(a)                If the termination of the Grantee’s employment or service is for any reason (including, for the avoidance of doubt, the Grantee’s death, disability or retirement) any Unvested Shares outstanding as of termination shall be immediately forfeited without consideration and the Grantee shall have no further rights to such Unvested Shares hereunder.  The Grantee’s status as an employee or other service-provider shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided that such leave is for a period of not more than three months or re-employment or re-engagement upon expiration of such leave is guaranteed by contract or statute.

(b)               Notwithstanding any other provision of this Agreement or the Plan to the contrary:

Exhibit 10.2

(i)                  If it is determined by the Committee that the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, the Unvested Shares shall be immediately forfeited without consideration and the Grantee shall have no further rights to such Unvested Shares hereunder.

(ii)                If it is determined by the Committee that the Grantee engaged in (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the vesting of any Restricted Stock under this Agreement, the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of such Restricted Stock (such gain to be valued as of the relevant vesting date(s) based on the Fair Market Value (as defined in Section 5.2 of the Plan) of the Restricted Stock vesting on the relevant vesting date).  Such repayment obligation will be effective as of the date specified by the Committee.  Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the value of the Restricted Stock on the relevant vesting date(s).  The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may own the Grantee to secure the repayment obligations herein contained.

The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.

For purposes of this Agreement, the term “Competitive Activity” shall mean the Grantee, without the prior written permission of the Committee, anywhere in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (i) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (ii) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business.

(c)                The term “Company” as used in this Agreement with reference to the employment or service of the Grantee shall include the Company and its parent and subsidiaries, as appropriate.

Exhibit 10.2

5.                  Change in Control.  In the event that within twelve (12) months following the occurrence of a Change in Control (as defined herein) of the Company, the Grantee’s employment or service relationship with the Company is terminated by the Company without Cause (as defined herein) and other than due to the Grantee’s death or disability, then 100% of the Unvested Shares still outstanding on the date of such termination shall immediately vest and become Vested Shares hereunder.  For the purposes hereof, the term “Change in Control” of the Company shall mean a transaction or series of transactions that constitutes an “Exchange Transaction” within the meaning of the Plan (or such other event involving a change in ownership or control of the business or assets of the Company as the Board, acting in its sole discretion, may determine).  For the avoidance of doubt, the determination of whether a transaction or series of transactions constitutes an Exchange Transaction within the meaning of the Plan shall be determined by the Board, acting in its sole discretion.  For purposes hereof, “Cause” shall have the meaning ascribed to such term in any employment agreement or other similar agreement between the Grantee and the Company or any of its subsidiaries, or, if no such agreement exists, or if there are multiple such agreements and the provisions of such agreements conflict, means (a) the Grantee’s failure to perform (other than by reason of disability), or material negligence in the performance of, his or her duties and responsibilities to the Company or any of its affiliates; (b) material breach by the Grantee of any provision of this Agreement or any employment or other written agreement; or (c) other conduct by the Grantee that is materially harmful to the business, interests or reputation of the Company or any of its affiliates.

6.                  Withholding.  The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Grantee fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  The Grantee may elect to pay to the Company an amount equal to the statutory minimum amount of the taxes which the Company shall be required to withhold by delivering to the Company, cash, a check or at the sole discretion of the Company, shares of Common Stock having a Fair Market Value equal to the statutory minimum amount of the withholding tax obligation as determined by the Company.  If the Grantee properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Grantee shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  If the Grantee shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, as well as any other rights set forth in this Section 6.  The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely and properly the election

Exhibit 10.2

under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Grantee elects to make such election, and the Grantee agrees to timely provide the Company with a copy of any such election.

7.                  Section 409A.

(a)                It is the intent of the Company that the payments and benefits under this Agreement shall comply with, or be exempt from, Section 409A of the Code and applicable regulations and guidance thereunder (collectively, “Section 409A”) and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with, or be exempt from, Section 409A.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Grantee by Section 409A or for any damages for failing to comply with Section 409A.

(b)               Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset under this Agreement by any other amount unless otherwise permitted by Code Section 409A.

8.                  Non-Transferability.  This Award is not assignable or transferable except upon the Grantee’s death to a beneficiary designated by the Grantee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the Grantee, pursuant to the Grantee’s will or by the laws of descent and distribution.

9.                  Limitation of Rights.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Grantee’s employment or other service.

10.              Securities Representations.  The Grantee agrees, by acceptance of this Award, that, upon issuance of any Shares hereunder, that, unless such Shares are then registered under applicable federal and state securities laws, (i) acquisition of such Shares will be for investment and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from the Grantee in such form as may be recommended by Company counsel.  The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to the issuance or transfer of Shares pursuant to this Award to comply with any law or regulation of any governmental authority.

11.              Notice.  Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at Clear Channel Outdoor Holdings, Inc., 200 East Basse Road, San Antonio, Texas 78209-8328, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company.  Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

Exhibit 10.2

12.              Incorporation of Plan by Reference.  This Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

13.              Governing Law.  This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

14.              Miscellaneous.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.  The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

15.              Consent.  By signing this Agreement, the Grantee acknowledges and agrees that:

(a)                The Company and the Company’s affiliates are permitted to hold and process personal (and sensitive) information and data about the Grantee as part of its personnel and other business records and may use such information in the course of such entity’s business.

(b)               In the event that disclosure is required for the proper conduct of the business (as determined by the Company and the Company’s affiliates), the Company and the Company’s affiliates may disclose the information referenced in Section 15(a) to third parties, including when such entities are situated outside the European Economic Area.

(c)                This Section 15 applies to information held, used or disclosed in any medium.

Exhibit 10.2

                                                                                                Grantee:

                                                                                                Grant Date:

            IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer.  This Award shall take effect as a sealed instrument.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By: _________________________________

Name:_______________________________

Title:________________________________

Dated:_______________________________

Acknowledged and Agreed

GRANTEE

____________________________________

Name:_______________________________

Address of Principal Residence:

____________________________________

____________________________________

                                   Signature Page to Restricted Stock Award Agreement